UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 14, 2006

BIOANALYTICAL SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

Indiana (State or other jurisdiction of incorporation or organization)	0-23357 (Commission File Number)	35-1345024 (I.R.S. Employer Identification No.)

2701 KENT AVENUE WEST LAFAYETTE, INDIANA	47906-1382
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (765) 463-4527

This Form 8-K/A amends and restates in its entirety the Form 8-K filed by the Company on August 15, 2006

Item 4.02(b).        Non-Reliance on Previously Issued Financial Statements or Related Audit Report or Completed Interim Review.

On August 14, 2006, Bioanalytical Systems, Inc. (the "Company") filed its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2006 (the "Form 10-Q"), mistakenly believing that its independent accountant, KPMG LLP ("KPMG") had completed the review of the unaudited interim financial information as of and for the three and nine month periods ended June 30, 2006 set forth in the Form 10-Q required by Statement on Auditing Standards No. 100, Interim Financial Statements (the "SAS 100 Review"). On August 15, 2006, KPMG informed the Company that KPMG had not completed its SAS 100 Review of the unaudited interim financial information included in the Form 10-Q prior to the time the Form 10-Q was filed with the U.S. Securities and Exchange Commission. The Company intends to file an amended Form 10-Q upon completion of KPMG's SAS 100 Review.

Due to the fact that KPMG's SAS 100 Review had not been completed, as discussed above, the condensed consolidated balance sheets, condensed consolidated statements of operations, condensed consolidated statements of cash flows and notes to condensed consolidated financial statements as of and for the three and nine month periods ended June 30, 2006 included in the Form 10-Q should not be relied upon.

The Company's Chief Financial Officer and its Audit Committee have discussed the matters reported in this Form 8-K with KPMG.

KPMG has been given the opportunity to review the disclosures in this Form 8-K prior to its filing and has furnished the Company with a letter indicating whether it agrees with the statements made herein. This letter is filed as Exhibit 99.1 hereto.

Item 9.01.        Financial Statements and Exhibits.

(a)        Not applicable.

(b)        Not applicable.

(c)        Exhibits

            99.1      Letter from KPMG dated August 22, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bioanalytical Systems, Inc.

Date: August 22, 2006	By: /s/ Michael R. Cox Michael R. Cox Vice President, Finance and Chief Financial Officer

Exhibit Index

Exhibit No.	Description

99.1	Letter from KPMG dated August 22, 2006.